Exhibit 10.5

AMENDMENT NO. 1 TO

SERVICES AND INDEMNITY AGREEMENT

This AMENDMENT NO. 1 TO SERVICES AND INDEMNITY AGREEMENT (“Amendment”), by and between among Kevin P. Burns, a natural person (the “GSS Representative”), Global Securitization Services, LLC, a Delaware limited liability company (“Global”), Cleco Securitization I LLC, a Louisiana limited liability company (the “Company”), and Cleco Power LLC, a Louisiana limited liability company (“Parent”), (together, the “Parties” and individually a “Party”) is effective as of April 29, 2022 (“Effective Date”).

RECITALS

WHEREAS the Parties are parties to that certain written SERVICES AND INDEMNITY AGREEMENT (the “Agreement”).

WHEREAS the Parties desire to amend and update the Agreement solely as further detailed in the below paragraphs.

WITNESSETH

WHEREFORE in consideration of the promises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AMENDMENTS TO AGREEMENT

1.          Amend the opening paragraph of page 1 by replacing “April _____ , 2022” with “April 25, 2022”.

2.         Amend the second paragraph of page 1 by replacing “[and further amended...]” with “(as amended, supplemented or otherwise modified and in effect from time to time)”.

MISCELLANEOUS

1.          Except as specifically amended by this Amendment, the terms and conditions of the Agreement prior to the date hereof shall remain in full force and effect.

2.        This Amendment may be executed in any number of counterparts, any of which may be delivered via facsimile or PDF, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

3.          No provision of this Amendment shall be deemed waived without the express written notice of waiver. Failure to demand strict performance in one instance shall not be deemed to waive either Party’s right to insist on strict performance in any other instance.

4.           If any provision of this Amendment is held to be invalid or unenforceable under any present or future law, in whole or in part, by any court of competent jurisdiction, such provision shall be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provisions. Such invalid or unenforceable provisions shall be replaced by a provision that comes closest to the business objective intended by such invalid or unenforceable provision without being invalid or unenforceable itself.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to Services and Indemnity Agreement to be executed as of the Effective Date.

/s/ Kevin P. Burns
Kevin P. Burns

Address:	c/o Global Securitization Services, LLC 68 South Service Road, Suite 120 Melville, NY 11747

Global Securitization Services, LLC

By:	/s/ Kevin P. Burns
Name:	Kevin P. Burns
Title:	President
Address:	114 West 47th Street, Suite 2310 New York, NY 10036

CLECO SECURITIZATION I LLC, as Company

By:	/s/ William G. Fontenot
Name:	William G. Fontenot
Title:	President & CEO
Address:	2030 Donahue Ferry Road P.O. Box 5000 Pineville, LA 71360-5000

CLECO POWER LLC

By:	/s/ William G. Fontenot
Name:	William G. Fontenot
Title:	President & CEO
Address:	2030 Donahue Ferry Road P.O. Box 5000 Pineville, LA 71360-5000